As filed with the Securities and Exchange Commission on August 5, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVAGO TECHNOLOGIES LIMITED

(Exact name of registrant as specified in its charter)

Singapore	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Yishun Avenue 7

Singapore 768923

(65) 6755-7888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1090 Vermont Avenue NW

Washington, D.C. 20005

Tel: (800) 222-2122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher L. Kaufman Anthony J. Richmond Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	William H. Hinman, Jr. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 Telephone: (650) 251-5000 Facsimile: (650) 251-5002

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-153127)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act :

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, no par value per share	8,280,000	$15.00	$124,200,000	$6,931

(1)	Includes 1,080,000 ordinary shares that the underwriters have the option to purchase to cover overallotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 8,280,000 ordinary shares, no par value per share, of Avago Technologies Limited (the “Registrant”). This 462(b) Registration Statement relates to the initial public offering of ordinary shares contemplated by the Registration Statement on Form S-1 (File No. 333-153127), which was initially filed on August 21, 2008, and which, as amended, was declared effective by the Securities and Exchange Commission (the “Commission”) on August 5, 2009. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-153127), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

CERTIFICATION

We hereby certify to the Commission that the Registrant has previously paid to the Commission amounts sufficient to cover the filing fee set forth on the cover page of this 462(b) Registration Statement for the additional ordinary shares being registered hereby in connection with the Registration Statement on Form S-1 (File No. 333-153127).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 5th day of August, 2009.

AVAGO TECHNOLOGIES LIMITED

By:	/S/ PATRICIA H. MCCALL
Name:	Patricia H. McCall
Title:	Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated below on the 5th day of August, 2009.

Signature	Title	Date
* Hock E. Tan	President and Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2009

* Douglas R. Bettinger	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2009

* Dick M. Chang	Chairman of the Board of Directors	August 5, 2009

Adam H. Clammer	Director	August 5, 2009

* James A. Davidson	Director	August 5, 2009

* James Diller	Director	August 5, 2009

* James H. Greene, Jr.	Director	August 5, 2009

* Kenneth Y. Hao	Director	August 5, 2009

* John R. Joyce	Director	August 5, 2009

* David M. Kerko	Director	August 5, 2009

* Justine Lien	Director	August 5, 2009

Signature	Title	Date
* Donald Macleod	Director	August 5, 2009

* Bock Seng Tan	Director	August 5, 2009

* Douglas R. Bettinger	Authorized Representative in the United States	August 5, 2009

By:	/S/ PATRICIA H. MCCALL
Patricia H. McCall Attorney-in-Fact

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement on Form S-1 (File No. 333-153127) are incorporated by reference into, and shall be deemed a part of, this 462(b) Registration Statement, except the following, which are filed herewith.

Exhibit Number	Description
5.1	Opinion of WongPartnership LLP.

23.1	Consent of WongPartnership LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included in Registrant’s Registration Statement on Form S-1 (File No. 333-153127) and Amendment No. 2 to such Registration Statement filed with the Commission on August 21, 2008 and July 2, 2009, respectively).